EXHIBIT 99.1

Contacts:

Kate Sidorovich (Investors)

Market Street Partners for

Niku 415.445.3236

kate@marketstreetpartners.com

Jaia Zimmerman (Press)

Niku Corporation

650.298.5914

jzimmerman@Niku.com

NIKU CORPORATION REPORTS PRELIMINARY FIRST QUARTER FINANCIAL RESULTS

REDWOOD CITY, Calif.—May 3, 2005—Niku Corporation (Nasdaq: NIKU), the global leader in IT Management and Governance (IT-MG) solutions, today announced preliminary financial results for the first quarter ended April 30, 2005.

The Company currently expects total revenue of approximately $18.7 million to $18.9 million. License revenue is expected to be approximately $7.4 million to $7.5 million and services revenue is expected to be approximately $11.3 million to $11.4 million. Non-GAAP earnings are expected to be approximately $0.08 to $0.10 per share. Previous Company guidance called for revenues in the range of $18.5 million to $19.5 million and non-GAAP earnings in the range of $0.12 to $0.14 per share.

Joshua Pickus, President and Chief Executive Officer of Niku, said: “Services revenue exceeded plan, enabling us to come within our guidance for total revenue. However, stronger than expected seasonality resulted in buyers delaying a number of license transactions. While first quarter license did not meet our expectations, we continue to see a strong and growing market opportunity for IT Management and Governance. We are entering the second quarter with a solid and mature pipeline and believe we are well positioned to achieve our growth objectives for the year.”

These results are unaudited and preliminary and actual results may vary.

Final results for the first quarter of fiscal 2006 will be reported by the Company on May 24, 2005 and a conference call regarding the final results will be held on such date.

Conference Call

Niku’s management will review the preliminary financial results for the first quarter in a conference call scheduled for today, May 3, 2005 at 2:00 pm PDT (5:00 pm EDT). The conference call can be accessed via telephone and live WebCast. Parties interested in participating in the WebCast should access the site, downloading any necessary audio software, at least fifteen minutes prior to the call.

Dial-in Number: 800-265-0241 (international dial-in: 617-847-8704), participant pass-code: 72763026

WebCast site: http://www.niku.com/investorrelations.asp

About Niku

Niku Corporation (Nasdaq:NIKU) is the leader in IT Management and Governance (IT-MG) solutions and two-time winner of the Gartner PPM Summit “Best Vendor” award. More than 400,000 users at industry leaders such as Avon, BT, Eastman Chemical, HSBC, Manpower, Royal Caribbean Cruise Lines and Unilever depend on Niku software to maximize their “Return on IT.” With headquarters in Silicon Valley, Niku serves global customers from more than 20 offices worldwide.

For more information, contact info@niku.com or visit http://www.niku.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties concerning Niku’s expected financial performance for the quarter as well as Niku’s strategic and operational plans. Niku’s expectations are subject to change, and the final results from the quarter could differ materially from the results currently anticipated. These statements are not guarantees of future performance. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. All forward-looking statements included in this release or the conference call are based on information available to Niku as of the date of the release, and the Company assumes no obligation to update any such forward-looking statements. Risks and uncertainties associated with Niku’s business that could cause actual results to differ from those predicted include, but are not limited to, weakness in the general economy or in IT spending in particular, lack of market acceptance of our products or services, the timing of customer licenses, delays or difficulties in implementing our products, difficulties in retaining and attracting qualified employees, risks related to international operations and competition. These risks and others are discussed in greater detail in the Company’s Form 10-K filed on April 15, 2005 and in its other filings with the SEC, which are on file with the SEC and available at the SEC’s website at http://www.sec.gov.

# # #

Niku and the Niku logo are registered trademarks and Clarity, Open Workbench and Project Workbench are trademarks of Niku Corporation in the United States and certain other countries. All other trademarks, trade names, and/or product names are used solely for the purpose of identification and are the property of their respective owners.